Exhibit 99.1

                               eMagin Corporation
                                  2070 Route 52
                           Hopewell Junction, NY 12533

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, eMagin Corporation. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                                Very truly yours,

                                                /s/ eMagin Corporation
eMagin Corporation
2070 Route 52
Hopewell Junction, NY  1253

March 29, 2002

To the Shareholders of
eMagin Corporation:

We represent that this audit of your December 31, 2001 financial statements to be included in your filing on form 10-K was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 1st day of April 2002.


          EMAGIN CORPORATION

          BY:      /s/ Gary Jones
                    Gary Jones
                    CHIEF EXECUTIVE OFFICER AND PRESIDENT

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             NAME                                 TITLE                                          DATE
---------------------------         ---------------------------                              ---------------

/s/ Gary Jones                      President, Chief Executive Officer and                   April 1, 2002
---------------------------         Director (Principal Executive Officer)
Gary Jones


/s/ Edward V. Flynn                 Chief Financial Officer and Treasurer                    April 1, 2002
---------------------------         (Principal Financial Accounting Officer)
 Edward V. Flynn


/s/ Claude Charles                  Director                                                 April 1, 2002
---------------------------
Claude Charles


/s/ Ajmal Khan                      Director                                                 April 1, 2002
---------------------------
Ajmal Khan



/s/ Jack Rivkin                     Director                                                 April 1, 2002
---------------------------
Jack Rivkin
